Exhibit 99.1

                                                                  NEWS

Charter Announces Results of Private Debt Exchange Offer

$338 million validly tendered

St. Louis, Missouri – June 30, 2008 – Charter Communications, Inc. (Nasdaq: CHTR) (“Charter”) announced today that as of 11:59 PM ET, on June 27, 2008 (the “Expiration Date”), approximately $338 million aggregate principal amount of 10.25% Senior Notes due 2010 (the “Old Notes”) issued by its subsidiaries, CCH II, LLC and CCH II Capital Corp. (collectively, “CCH II”), had been validly tendered in exchange  for additional CCH II 10.25% Senior Notes due 2013 (the “New Notes”).

Based on the “modified Dutch auction” process described in the Confidential Offering Memorandum dated May 29, 2008, the clearing exchange ratio for the Offer is $1,077.50 principal amount of New Notes per $1,000 principal amount of Old Notes. Accordingly, approximately $364 million in principal amount of New Notes will be issued to holders whose Old Notes were accepted for exchange. Holders will also receive accrued and unpaid interest to, but not including, the settlement date, which is expected to be on or about July 2, 2008.

The New Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

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About Charter Communications®

Charter Communications, Inc. is a leading broadband communications company and the third-largest publicly traded cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter Digital(R) video entertainment programming, Charter High-Speed(TM) Internet access service, and Charter Telephone(TM) services. Charter Business(TM) similarly provides scalable, tailored and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services and business telephone. Charter's advertising sales and production services are sold under the Charter Media(R) brand. More information about Charter can be found at www.charter.com .

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Contact:
Investors                                                      Media
Marty Richmond                                        Anita Lamont
(314) 543-5621                                             (314) 543-2215

Cautionary Statement Regarding Forward-Looking Statements:

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission ("SEC"). Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

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the availability, in general, of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash flows from operating activities, further borrowings or other sources and, in particular, our ability to fund debt obligations (by dividend, investment or otherwise) to the applicable obligor of such debt;

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our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions;

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our ability to pay or refinance debt prior to or when it becomes due and/or refinance that debt through new issuances, exchange offers or otherwise, including restructuring our balance sheet and leverage position;

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the impact of competition from other distributors, including incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers, and digital subscriber line ("DSL") providers;

•	difficulties in growing, further introducing, and operating our telephone services, while adequately meeting customer expectations for the reliability of voice services;

•	our ability to adequately meet demand for installations and customer service;

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our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services, and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition;

•	our ability to obtain programming at reasonable prices or to adequately raise prices to offset the effects of higher programming costs;

•	general business conditions, economic uncertainty or slowdown, including the recent significant slowdown in the new housing sector and overall economy; and

•	the effects of governmental regulation on our business.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement.